Exhibit 99.1

United States Gasoline Fund, LP

Monthly Account Statement

For the Month Ended November 30, 2024

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$(3,341,445)
Unrealized Gain (Loss) on Market Value of Commodity Futures	631,478
Dividend Income	135,189
Interest Income	241,685
ETF Transaction Fees	1,400
Total Income (Loss)	$(2,331,693)

Expenses
General Partner Management Fees	$50,525
Professional Fees	35,045
Brokerage Commissions	8,240
Directors' Fees and insurance	2,147
License fees	1,263
Total Expenses	$97,220
Net Income (Loss)	$(2,428,913)

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 11/1/24	$97,500,745
Additions (150,000 Shares)	9,462,759
Withdrawals ((100,000) Shares)	(6,133,111)
Net Income (Loss)	(2,428,913)

Net Asset Value End of Month	$98,401,480
Net Asset Value Per Share (1,650,000 Shares)	$59.64

To the Limited Partners of United States Gasoline Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended November 30, 2024 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Gasoline Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596